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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants
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We have  issued our report  dated June 5, 2002,  accompanying  the  consolidated financial statements incorporated by reference in the Annual Report of Earth Search Science, Inc. on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in this Registration Statement of Earth Search Science, Inc. on Form S-8 pertaining to its 2003 Stock Compensation Plan.

/s/ GRANT THORNTON LLP

Seattle, Washington
June 17, 2003